QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-111574 of First Regional Bancorp on Form S-3 of our report dated February 7, 2003, appearing in the Annual Report on Form 10-K of First Regional Bancorp for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
February 3, 2004

QuickLinks

INDEPENDENT AUDITORS' CONSENT